PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
FIRST QUARTER 2018 RESULTS

•	Net income increased 27.5% to $7.7 million and diluted earnings per share of $0.57 for the first quarter 2018 compared to $6.0 million and $0.45 for the first quarter 2017

•
Core loan growth of $326.6 million, or 17.0%, year over year and $47.5 million, or 8.6% (annualized), for the first quarter 2018 compared to the linked quarter and deposit growth of $272.2 million, or 13.5%, year over year and $70.8 million, or 12.8% (annualized), for the first quarter 2018 compared to the linked quarter

HOUSTON, April 26, 2018. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $7.7 million and diluted earnings per share of $0.57 in the first quarter 2018 compared to $6.0 million and diluted earnings per share of $0.45 for the first quarter 2017.

"Our results for the first quarter reflect the fact that our customers respond favorably to their unique experience of doing business with Allegiance," said George Martinez, Allegiance's Chairman and Chief Executive Officer. "We continue to generate organic growth in both loans and deposits. Earnings were solid, noting the benefit of the reduction in the statutory tax rate as a result of the recent tax reform legislation. Our team is laser-focused on the execution of our key strategies and the delivery of high quality growth, while managing costs and risk. Asset quality remains strong with nonperforming assets to total assets at 0.49%," commented Martinez.

"This quarter is a good beginning, and we look forward to another successful year. We are grateful for our dedicated employees, who add value to customer relationships and provide superior service. They embody our culture and ensure a consistent customer experience at Allegiance, and we appreciate their hard work and loyalty," concluded Martinez.

First Quarter 2018 Results

Net interest income before provision for loan losses in the first quarter 2018 increased $2.8 million, or 11.4%, to $26.9 million from $24.1 million for the first quarter 2017 primarily due to organic loan growth partially offset by interest expense on the subordinated debt that was issued in December 2017. Net interest income before provision for loan losses in the first quarter 2018 decreased slightly from $27.4 million in the fourth quarter 2017 primarily due to interest expense on the subordinated debt that was issued in December 2017 partially offset by organic loan growth. The net interest margin on a tax equivalent basis decreased 18 basis points to 4.20% for the first quarter 2018 from 4.38% for the first quarter 2017 and decreased 13 basis points from 4.33% for the fourth quarter 2017. The decreases from the prior year and the linked quarter are primarily due to interest expense on the subordinated debt issuance.

Noninterest income for the first quarter 2018 was $1.6 million, an increase of $305 thousand, or 22.7%, compared to $1.3 million for the first quarter 2017 and increased $63 thousand compared to $1.6 million for the fourth quarter 2017.

Noninterest expense for the first quarter 2018 increased $2.2 million, or 13.1%, to $18.7 million from $16.5 million for the first quarter 2017, and decreased $559 thousand, or 2.9%, from $19.3 million for the fourth quarter 2017. The increase in noninterest expense over the first quarter 2017 was primarily due to salaries and benefits expense to support strategic growth initiatives. In the first quarter 2018, Allegiance’s efficiency ratio increased to 65.59% from 64.98% for the first quarter 2017 and decreased from 66.50% for the fourth quarter 2017. First quarter 2018 annualized returns on average assets, average equity and average tangible equity were 1.09%, 10.10% and 11.71%, respectively, compared to 0.96%, 8.61% and 10.15%, respectively, for the first quarter 2017. Annualized returns on average assets, average equity and average tangible equity for the fourth quarter 2017 were 0.45%, 4.15% and 4.82%, respectively.

Financial Condition

Total assets at March 31, 2018 increased $294.2 million, or 11.3%, to $2.89 billion compared to $2.59 billion at March 31, 2017 and increased $26.3 million, or 0.9%, compared to $2.86 billion at December 31, 2017.

Total loans at March 31, 2018 increased $304.1 million, or 15.3%, to $2.29 billion compared to $1.99 billion at March 31, 2017 and increased $19.6 million, or 0.9%, compared to $2.27 billion at December 31, 2017. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $326.6 million, or 17.0%, to $2.25 billion at March 31, 2018 from $1.92 billion at March 31, 2017 and increased $47.5 million, or 2.2%, from $2.20 billion at December 31, 2017.

Deposits at March 31, 2018 increased $272.2 million, or 13.5%, to $2.28 billion compared to $2.01 billion at March 31, 2017 and increased $70.8 million, or 3.2%, compared to $2.21 billion at December 31, 2017.

Asset Quality

Nonperforming assets totaled $14.2 million, or 0.49% of total assets, at March 31, 2018, compared to $19.9 million, or 0.77% of total assets, at March 31, 2017, and $13.9 million, or 0.49% of total assets, at December 31, 2017. The allowance for loan losses was 1.08% of total loans at March 31, 2018, 0.94% of total loans at March 31, 2017 and 1.04% of total loans at December 31, 2017.

The provision for loan losses for the first quarter 2018 was $653 thousand, or 0.12% (annualized) of average loans, compared to $1.3 million, or 0.28% (annualized) of average loans, for the first quarter 2017, and $1.9 million, or 0.35% (annualized) of average loans, for the fourth quarter 2017.

First quarter 2018 net recoveries were $327 thousand compared to net charge-offs of $567 thousand for the first quarter 2017 and net charge-offs of $2.0 million for the fourth quarter 2017.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 9 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, April 26, 2018 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its first quarter 2018 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 7295969. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

Allegiance is a $2.89 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2018	2017
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Cash and cash equivalents	$190,088	$182,103	$192,427	$187,491	$184,146
Available for sale securities	307,411	309,615	323,856	321,268	317,219

Total loans	2,290,494	2,270,876	2,201,540	2,114,652	1,986,438
Allowance for loan losses	(24,628)	(23,649)	(23,722)	(21,010)	(18,687)
Loans, net	2,265,866	2,247,227	2,177,818	2,093,642	1,967,751

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	3,079	3,274	3,469	3,664	3,860
Premises and equipment, net	18,605	18,477	18,273	18,240	18,138
Other real estate owned	365	365	453	365	365
Bank owned life insurance	22,563	22,422	22,277	22,131	21,985
Other assets	39,118	37,359	35,472	38,526	39,477
Total assets	$2,886,484	$2,860,231	$2,813,434	$2,724,716	$2,592,330

Noninterest-bearing deposits	$694,880	$683,110	$712,951	$662,527	$615,225
Interest-bearing deposits	1,589,922	1,530,864	1,573,664	1,436,715	1,397,344
Total deposits	2,284,802	2,213,974	2,286,615	2,099,242	2,012,569

Borrowed funds	232,569	282,569	207,569	310,569	275,569
Subordinated debt	48,719	48,659	9,277	9,249	9,222
Other liabilities	8,406	8,164	7,246	7,197	5,840
Total liabilities	2,574,496	2,553,366	2,510,707	2,426,257	2,303,200

Common stock	13,302	13,227	13,171	13,153	13,080
Capital surplus	219,760	218,408	216,943	216,158	215,015
Retained earnings	82,533	74,894	71,690	68,704	63,309
Accumulated other comprehensive (loss) income	(3,607)	336	923	444	(2,274)
Shareholders' equity	311,988	306,865	302,727	298,459	289,130
Total liabilities and equity	$2,886,484	$2,860,231	$2,813,434	$2,724,716	$2,592,330

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$30,117	$29,747	$28,588	$26,736	$25,260
Securities
Taxable	599	563	547	503	498
Tax-exempt	1,459	1,545	1,574	1,591	1,624
Deposits in other financial institutions	216	183	192	157	130
Total interest income	32,391	32,038	30,901	28,987	27,512

INTEREST EXPENSE:
Demand, money market and savings deposits	976	992	811	702	654
Certificates and other time deposits	2,785	2,521	2,299	2,283	1,957
Borrowed funds	1,036	854	654	761	653
Subordinated debt	705	235	140	134	120
Total interest expense	5,502	4,602	3,904	3,880	3,384
NET INTEREST INCOME	26,889	27,436	26,997	25,107	24,128
Provision for loan losses	653	1,930	6,908	3,007	1,343
Net interest income after provision for loan losses	26,236	25,506	20,089	22,100	22,785

NONINTEREST INCOME:
Nonsufficient funds fees	176	158	144	184	199
Service charges on deposit accounts	223	179	204	205	195
Gain (loss) on sale of securities	—	30	(12)	—	—
Gain on sale of other real estate	—	6	—	—	—
Bank owned life insurance	141	145	146	146	148
Rebate from correspondent bank	444	388	370	336	233
Other	662	677	608	606	566
Total noninterest income	1,646	1,583	1,460	1,477	1,341

NONINTEREST EXPENSE:
Salaries and employee benefits	12,794	12,188	11,580	10,415	10,562
Net occupancy and equipment	1,272	1,398	1,325	1,302	1,427
Depreciation	407	412	427	398	400
Data processing and software amortization	1,053	1,850	783	719	695
Professional fees	469	222	822	987	895
Regulatory assessments and FDIC insurance	534	533	582	569	589
Core deposit intangibles amortization	195	195	195	196	195
Communications	248	252	251	233	247
Advertising	330	436	302	288	263
Other	1,415	1,790	1,409	1,354	1,276
Total noninterest expense	18,717	19,276	17,676	16,461	16,549
INCOME BEFORE INCOME TAXES	9,165	7,813	3,873	7,116	7,577
Provision for income taxes	1,454	4,609	887	1,721	1,530
NET INCOME	$7,711	$3,204	$2,986	$5,395	$6,047

EARNINGS PER SHARE
Basic	$0.58	$0.24	$0.23	$0.41	$0.46
Diluted	$0.57	$0.24	$0.22	$0.40	$0.45

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$7,711	$3,204	$2,986	$5,395	$6,047

Earnings per share, basic	$0.58	$0.24	$0.23	$0.41	$0.46
Earnings per share, diluted	$0.57	$0.24	$0.22	$0.40	$0.45

Return on average assets(A)	1.09%	0.45%	0.43%	0.81%	0.96%
Return on average equity(A)	10.10%	4.15%	3.90%	7.32%	8.61%
Return on average tangible equity(A)(B)	11.71%	4.82%	4.55%	8.57%	10.15%
Tax equivalent net interest margin(C)	4.20%	4.33%	4.37%	4.29%	4.38%
Efficiency ratio(D)	65.59%	66.50%	62.14%	61.92%	64.98%

Liquidity and Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	10.81%	10.73%	10.76%	10.95%	11.15%
Tangible equity to tangible assets(B)	9.48%	9.38%	9.38%	9.52%	9.65%
Estimated common equity tier 1 capital	10.81%	10.54%	10.68%	10.84%	11.10%
Estimated tier 1 risk-based capital	11.18%	10.92%	11.07%	11.24%	11.51%
Estimated total risk-based capital	13.71%	13.43%	12.04%	12.13%	12.35%
Estimated tier 1 leverage capital	9.97%	9.84%	9.90%	10.11%	10.28%
Allegiance Bank
Estimated common equity tier 1 capital	10.94%	10.72%	10.93%	10.23%	10.49%
Estimated tier 1 risk-based capital	10.94%	10.72%	10.93%	10.23%	10.49%
Estimated total risk-based capital	13.48%	13.24%	11.91%	11.12%	11.32%
Estimated tier 1 leverage capital	9.77%	9.67%	9.77%	9.20%	9.37%

Other Data
Weighted average shares:
Basic	13,262	13,187	13,165	13,125	13,021
Diluted	13,542	13,496	13,483	13,471	13,377
Period end shares outstanding	13,301	13,227	13,171	13,153	13,080
Book value per share	$23.46	$23.20	$22.98	$22.69	$22.10
Tangible book value per share(B)	$20.26	$19.97	$19.73	$19.42	$18.80

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 9 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,260,119	$30,117	5.40%	$2,209,389	$29,747	5.34%	$1,928,333	$25,260	5.31%
Securities	312,769	2,058	2.67%	322,539	2,108	2.59%	325,911	2,122	2.64%
Deposits in other financial institutions	49,897	216	1.74%	47,257	183	1.54%	53,338	130	0.99%
Total interest-earning assets	2,622,785	$32,391	5.01%	2,579,185	$32,038	4.93%	2,307,582	$27,512	4.84%
Allowance for loan losses	(23,949)			(23,740)			(18,200)
Noninterest-earning assets	272,430			267,611			259,315
Total assets	$2,871,266			$2,823,056			$2,548,697

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$232,375	$317	0.55%	$214,498	$252	0.47%	$130,909	$100	0.31%
Money market and savings deposits	552,396	659	0.48%	599,977	740	0.49%	486,779	554	0.46%
Certificates and other time deposits	800,343	2,785	1.41%	766,942	2,521	1.30%	685,169	1,957	1.16%
Borrowed funds	250,414	1,036	1.68%	232,863	854	1.45%	345,848	653	0.75%
Subordinated debt	48,684	705	5.87%	17,070	235	5.46%	9,205	120	5.28%
Total interest-bearing liabilities	1,884,212	$5,502	1.18%	1,831,350	$4,602	1.00%	1,657,910	$3,384	0.83%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	669,258			675,643			600,006
Other liabilities	8,251			9,717			5,892
Total liabilities	2,561,721			2,516,710			2,263,808
Shareholders' equity	309,545			306,346			284,889
Total liabilities and shareholders' equity	$2,871,266			$2,823,056			$2,548,697

Net interest rate spread			3.82%			3.93%			4.01%

Net interest income and margin		$26,889	4.16%		$27,436	4.22%		$24,128	4.24%

Net interest income and margin (tax equivalent)		$27,174	4.20%		$28,151	4.33%		$24,907	4.38%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$447,168	$457,129	$446,029	$444,701	$425,154
Mortgage warehouse	41,572	69,456	83,577	73,499	64,132
Real estate:
Commercial real estate (including multi-family residential)	1,108,537	1,080,247	1,045,220	1,008,027	961,212
Commercial real estate construction and land development	257,566	243,389	225,574	206,024	175,264
1-4 family residential (including home equity)	317,842	301,219	283,399	267,939	250,881
Residential construction	108,882	109,116	106,299	102,832	99,648
Consumer and other	8,927	10,320	11,442	11,630	10,147
Total loans	$2,290,494	$2,270,876	$2,201,540	$2,114,652	$1,986,438

Asset Quality:
Nonaccrual loans	$13,373	$13,328	$13,913	$19,330	$19,315
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	13,373	13,328	13,913	19,330	19,315
Other real estate	365	365	453	365	365
Other repossessed assets	443	205	205	205	260
Total nonperforming assets	$14,181	$13,898	$14,571	$19,900	$19,940

Net (recoveries) charge-offs	$(327)	$2,003	$4,196	$684	$567

Nonaccrual loans:
Commercial and industrial	$6,153	$6,437	$5,031	$9,051	$8,933
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	6,466	6,110	8,097	9,556	9,726
Commercial real estate construction and land development	—	—	—	—	70
1-4 family residential (including home equity)	754	781	735	568	574
Residential construction	—	—	—	—	—
Consumer and other	—	—	50	155	12
Total nonaccrual loans	$13,373	$13,328	$13,913	$19,330	$19,315

Asset Quality Ratios:
Nonperforming assets to total assets	0.49%	0.49%	0.52%	0.73%	0.77%
Nonperforming loans to total loans	0.58%	0.59%	0.63%	0.91%	0.97%
Allowance for loan losses to nonperforming loans	184.16%	177.44%	170.50%	108.69%	96.75%
Allowance for loan losses to total loans	1.08%	1.04%	1.08%	0.99%	0.94%
Net (recoveries) charge-offs to average loans (annualized)	(0.06)%	0.36%	0.78%	0.13%	0.12%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance. Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per common share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$311,988	$306,865	$302,727	$298,459	$289,130
Less: Goodwill and core deposit intangibles, net	42,468	42,663	42,858	43,053	43,249
Tangible shareholders’ equity	$269,520	$264,202	$259,869	$255,406	$245,881

Shares outstanding at end of period	13,301	13,227	13,171	13,153	13,080

Tangible book value per share	$20.26	$19.97	$19.73	$19.42	$18.80

Net income attributable to shareholders	$7,711	$3,204	$2,986	$5,395	$6,047

Average shareholders' equity	$309,545	$306,346	$303,449	$295,524	$284,889
Less: Average goodwill and core deposit intangibles, net	42,589	42,758	42,954	43,149	43,345
Average tangible shareholders’ equity	$266,954	$263,588	$260,495	$252,375	$241,544

Return on average tangible equity	11.71%	4.82%	4.55%	8.57%	10.15%

Total assets	$2,886,484	$2,860,231	$2,813,434	$2,724,716	$2,592,330
Less: Goodwill and core deposit intangibles, net	42,468	42,663	42,858	43,053	43,249
Tangible assets	$2,844,016	$2,817,568	$2,770,576	$2,681,663	$2,549,081

Tangible equity to tangible assets	9.48%	9.38%	9.38%	9.52%	9.65%